Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1997, on our audits of the consolidated financial statements of NeTegrity, Inc. as of December 31, 1996 and March 31, 1996 and for the nine-month transition period ended December 31, 1996 and fiscal years ended March 31, 1996 and 1995 which report is included in the Company's Annual Report on Form 10-K.


                                             /s/ Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 23, 1998
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